Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE BUTTERFLY NETWORK, INC.

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C.A. No. 2023-0225-LWW

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Butterfly Network, Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this  day of  , 2023, that:

1.The New Certificate of Incorporation, including the filing and effectiveness thereof, is hereby validated and declared effective as of 9:40 a.m. (EDT) on February 12, 2021.1
2.All shares of capital stock of the Company issued in reliance on the effectiveness of the New Certificate of Incorporation, including 164,862,472 shares of Class A Common Stock and 26,426,937 shares of Class B Common Stock issued by the Company in connection with or after the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares.
3.The above-captioned action is hereby CLOSED.

1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

The Honorable Lori W. Will

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69326611 Current Date: Mar 14, 2023 Case Number: 2023-0225-LWW Case Name: In Re Butterfly Network, Inc.

Court Authorizer

Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 14, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will